INDEPENDENT CONSULTING AGREEMENT

THIS INDEPENDENT CONSULTING AGREEMENT (this “Agreement”), effective as of October 4, 2016 (“Effective Date”) is entered into by and between JayHawk Energy, Inc. (“the Company”) and Grant Galloway (herein referred to as the “Consultant”).

WHEREAS, the Company is a public corporation that is interested in the services to be provided by the Consultant and desires to engage the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Term of Consultancy. Company hereby agrees to retain the Consultant for 3 months to act in a consulting capacity to the Company, and the Consultant hereby agree to provide services to the Company. The parties may extend the Term of Consultancy in writing at the end of the 3 month term on a month to month basis.

2.

Duties of Consultant. The Consultant agrees that he will generally provide the following specified consulting services through the diligent commercial efforts of its officers and employees during the term specified in Section 1, above.

(a) Consultant will assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult the Company with respect to its (i) relations with shareholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e) Perform the functions generally assigned to shareholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) Upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof;

(i) Otherwise perform as the Company's Consultant for public relations and relations with financial professionals.

3.

Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner.

4.

Remuneration. For undertaking this engagement and for other good and valuable consideration, the Company agrees to provide compensation to Consultant in the form of a cash payment of $5,000 USD per month. The Company understands and agrees that the Consultant has represented that he has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. Once each cash payment has been paid, it will constitute payment for Consultant agreement to consult to the Company and will be deemed a nonrefundable retainer.

5.

Non-Assignability of Services. The Consultants services under this Agreement may be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by Company herein. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

6.

Expenses. The Consultant agrees to pay for all of his own expenses (phone, mailing, faxing, labor, etc.), except pre-approved travel, but not including extraordinary items (luncheons or dinners to large groups of investment professionals, investor conference calls, print advertisements in publications, etc.) which extraordinary items shall be approved in advance in writing by the Company prior to Company incurring an obligation for reimbursement. The Company agrees and understands that the Consultant will not be responsible for preparing or mailing due diligence and/or investor packages concerning the Company, and that the Company will have some means to prepare and mail out investor packages at the Company’s expense, in the event that an electronic version does not exist.

7.

Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant communication or dissemination of information not provided or authorized by the Company. Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorneys fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant communication or dissemination of information not provided or authorized by the Company, specifically material non-public information that Consultant becomes aware of, or from Consultant negligence or misconduct.

8.

Representations. Consultant represents that he is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of his knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledge that he is not a Securities Broker Dealer or a Registered Investment Advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge,

Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9.

Legal Representation. Company and Consultant represent that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

10.

Status as Independent Contractor. The Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any contract without the express written consent of the entity to be bound.

11.

Attorney's Fee. If any arbitration is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall not be entitled to recover reasonable attorneys' fees and any other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.

Termination. This Agreement may be terminated by the Company on thirty (30) days notice at any time without prejudice to any other rights or remedies either party may have. The Agreement may be terminated by the Consultant on thirty (30) days written notice only in the event of a material adverse change, or development that may lead to a material adverse change in the business, properties, operations or financial condition or prospects of the Company that adversely affect the ability of the Consultant to perform the services hereunder.

13.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in Las Vegas, Nevada, whether commenced by the Company or the Consultant, in accordance with the applicable rules of the American Arbitration Association.

14.

Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

15.

Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada, United States of America, without regard to conflicts of law provisions of any state of the United States.

16.

Counterparts. This Agreement may be executed in any number of counterparts (electronic or otherwise), each of which shall be an original, but all of which together shall constitute one instrument.

17.

Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable, (i) the validity, legality, and enforceability of the remaining provisions of this Purchase Agreement will not be affected or impaired, and (ii) the parties shall negotiate in good faith so as to replace each such invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision that will, in effect, from an economic viewpoint, most nearly and fairly achieve the effect of the invalid, illegal, or unenforceable provision and the intent of the parties in entering into this Agreement.

18.

Headings.  The descriptive headings of the articles, sections, and subsections of this Agreement are for convenience of reference only. They do not constitute a part of this Agreement and do not affect this Agreement’s construction or interpretation.

19.

Survival.  The representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement.

20.

Successors and Assigns.  This Agreement binds and benefits the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

JayHawk Energy, Inc.

/s/ Scott Mahoney

________________________________

By: Scott Mahoney

Its: President & CEO

Grant Galloway

/s/ Grant Galloway

________________________________

By: Grant Galloway, Individually